CONTACTS:

Media Inquiries
Cheryl Kilborn
(248) 435-7907
cheryl.kilborn@meritor.com

Investor Relations
Carl Anderson
(248) 435-1588
carl.anderson@meritor.com

Meritor Announces Offering of $225 Million of Senior Unsecured Notes

TROY, Mich. (June 8, 2015) – Meritor, Inc. (NYSE: MTOR) today announced that it is offering, subject to market and other conditions, an additional $225 million aggregate principal amount of its existing series of 6-1/4% notes due 2024 in an underwritten registered public offering.

Meritor expects to use the net proceeds from the offering to fund the purchase of an annuity to satisfy its obligations under a German pension plan for its employees and to replenish cash on hand used to repurchase approximately $78 million aggregate principal amount of its 7.875% convertible senior notes due 2026 and for general corporate purposes, including if the annuity is not purchased.

BofA Merrill Lynch, J.P. Morgan, Citigroup, RBC Capital Markets, Lloyds Securities and BNP PARIBAS are acting as joint book-running managers for the offering.

This press release is not an offer to sell and is not soliciting an offer to buy any of the notes, nor shall there be any offer or sale of the notes in any jurisdiction where the offer or sale is not permitted. An effective shelf registration statement related to the notes has previously been filed by Meritor with the Securities and Exchange Commission. The offering of notes is being made by means of a prospectus supplement and accompanying prospectus. Copies of the prospectus supplement and the accompanying prospectus can be obtained from:

BofA Merrill Lynch
222 Broadway
New York, New York 10038
Attention: Prospectus Department
E-mail: dg.prospectus_requests@baml.com
Telephone: 1-800-294-1322

J.P. Morgan Securities LLC
c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, NY 11717
Telephone: 1- 866-803-9204

Citigroup, c/o Broadridge Financial Solutions
1155 Long Island Avenue
Edgewood, New York 11717
Attn: Prospectus Department
Telephone: 1-800-831-9146

RBC Capital Markets, LLC
Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281
Attn: High Yield Capital Markets
Telephone: 1-877-280-1299

Lloyds Securities Inc.
1095 Avenue of the Americas
New York, New York 10036
Attn: Fixed Income
Email: FixedIncomeDesk@lbusa.com
Telephone: 1-212-930-5000
Fax: 1-212-479-2882

BNP Paribas Securities Corp.
787 7th Avenue
New York, New York 10019
Attn: Syndicate Desk
Telephone: 1-800-854-5674

About Meritor, Inc.

Meritor, Inc. is a leading global supplier of drivetrain, mobility, braking and aftermarket solutions for commercial vehicle and industrial markets. With more than a 100-year legacy of providing innovative products that offer superior performance, efficiency and reliability, the company serves commercial truck, trailer, off-highway, defense, specialty and aftermarket customers around the world. Meritor is based in Troy, Michigan, United States, and is made up of more than 9,000 diverse employees who apply their knowledge and skills in manufacturing facilities, engineering centers, joint ventures, distribution centers and global offices in 18 countries. Meritor’s common stock is traded on the New York Stock Exchange under the ticker symbol MTOR.

Forward-Looking Statements

This press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to reduced production for certain military programs and our ability to secure new military programs as our primary military program winds down by design through 2015; reliance on major original equipment manufacturer (“OEM”) customers and possible negative outcomes from contract negotiations with our major customers, including failure to negotiate acceptable terms in contract renewal negotiations and our ability to obtain new customers; the outcome of actual and potential product liability, warranty and recall claims; our ability to successfully manage rapidly changing volumes in the commercial truck markets and work with our customers to manage demand expectations in view of rapid changes in production levels; global economic and market cycles and conditions; availability and sharply rising costs of raw materials, including steel, and our ability to manage or recover such costs; our ability to manage possible adverse effects on our European operations, or financing arrangements related thereto, in the event one or more countries exit the European monetary union; risks inherent in operating abroad (including foreign currency exchange rates, implications of foreign regulations relating to pensions and potential disruption of production and supply due to terrorist attacks or acts of aggression); rising costs of pension and other postemployment benefits; the ability to achieve the expected benefits of restructuring actions; the demand for commercial and specialty vehicles for which we supply products; whether our liquidity will be affected by declining vehicle productions in the future; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; labor relations of our company, our suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of our suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of our debt; our ability to continue to comply with covenants in our financing agreements; our ability to access capital markets; credit ratings of our debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; possible changes in accounting rules; and other substantial costs, risks and uncertainties, including but not limited to those detailed herein and from time to time in our filings with the SEC. See also the following portions of our Annual Report on Form 10-K for the year ended September 28, 2014, as amended: Item 1. Business, “Customers; Sales and Marketing”; “Competition”; “Raw Materials and Suppliers”; “Employees”; “Environmental Matters”; “International Operations”; and “Seasonality; Cyclicality”; Item 1A. Risk Factors; Item 3. Legal Proceedings; and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations. These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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